Exhibit 99.1

[Huron Consulting Group Logo]
News

FOR IMMEDIATE RELEASE
February 2, 2007

Huron Consulting Group Announces Vice President Appointments
Company Also Announces Five-Year Extension of CEO’s Contract

CHICAGO - February 2, 2007 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced the vice president appointments of Shahzad Bashir, Daniel P. Broadhurst, Joseph J. Floyd, Stanley N. Logan, and James H. Roth.

“As Huron continues to grow, it is important to focus our leadership to meet the needs of our clients and the tremendous demand in the marketplace for our services,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “We look forward to the leadership of Shahzad, Dan, Joe, Stan, and Jim in their new roles.”

Shahzad Bashir - In his new role, he will serve as vice president of Huron’s Legal Operational Consulting practice, which provides guidance and business services with the challenges that confront today's legal organizations.  His practice adds value to corporate law departments, law firms and government agencies by helping to reduce legal spend, enhance client service delivery, and increase operational effectiveness. These provide measurable results in the areas of digital evidence and discovery services, document review, law firm management services, records management, and strategy and operational improvements. Bashir, who is based in Huron’s Houston office, previously served as managing director and practice leader of the Company’s Legal Business Consulting practice.

Daniel P. Broadhurst - In his new role, he will serve as vice president of Operations and Business Strategy managing day-to-day operations and business development for the Company. Broadhurst will continue to work closely with Huron’s practice leaders regarding practice performance, resource planning, and all other aspects of business planning and development. He previously served as vice president of Operations. Broadhurst, who is based in Huron’s Chicago office, will continue to act as the Company’s Quality Officer, as well as serve clients in the disputes and investigations area.

Joseph J. Floyd - In his new role, he will serve as vice president of Huron’s Legal Financial Consulting practice. This practice is comprised of certified public accountants, economists, certified fraud examiners, chartered financial analysts and valuation experts that serve attorneys and corporations as expert witnesses and consultants in connection with business disputes as well as in regulatory or internal investigations. The practice also assists corporations with valuation analysis related to business acquisitions and provides assistance on complex accounting and financial reporting matters.  Floyd, who is based in Huron’s New York office, has served as an expert witness on accounting and financial analysis matters. He previously served as managing director and practice leader of the Company’s Financial and Economic Consulting practice.

Stanley N. Logan - In his new role, Logan will serve as vice president of Huron’s Corporate Consulting practice, which leads clients through various stages of transformation that result in measurable and sustainable performance improvement. Corporate Consulting works with clients to solve complex business problems. The team implements strategies and solutions to effectively address and manage stagnant or declining stock price, acquisitions and divestitures, process inefficiency, third party contracting difficulties, lack of/misaligned performance measurements, margin/cost pressures, performance issues, bank defaults, covenant violations, and liquidity issues. Logan, who is based in Huron’s Chicago office, previously served as vice president of Strategy and Business Development.

James H. Roth - In his new role, he will serve as vice president of Huron’s Health and Education Consulting practice. The Health and Education Consulting practice is a national leader in providing consulting services to hospitals, health systems, physicians, managed care organizations, academic medical centers, colleges, universities, and pharmaceutical and medical device manufacturers. The Company’s seasoned professionals help healthcare and higher education clients effectively address their financial, operational and organizational, research enterprise, strategic, technology, and compliance requirements. Roth, who is based in Huron’s Chicago office, previously served as managing director and practice leader of the Company’s Higher Education practice.

Huron also announced today that the Company’s Chairman and CEO Gary E. Holdren has entered into a new employment contract for an additional five years. Holdren has led the Company through significant growth since its founding in May 2002. Huron was named the fastest growing new business by Entrepreneur magazine in 2005, and again in 2006. Consulting Magazine named Holdren one of the Top 25 Most Influential Consultants in 2003 and 2005. In addition, Consulting Magazine named Huron one of The Best Firms To Work For in 2006. Huron will mark its five-year anniversary in May 2007.

About Huron Consulting Group
Huron Consulting Group helps clients effectively address complex challenges that arise in litigation, disputes, investigations, regulatory compliance, procurement, financial distress, and other sources of significant conflict or change. The Company also helps clients deliver superior customer and capital market performance through integrated strategic, operational, and organizational change. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release, which are not historical in nature and concern Huron Consulting Group’s current expectations about the company’s reported results for 2006 and future results in 2007 are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future results, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization and billing rates and number of consultants; that we are able to expand our service offerings through our existing consultants and new hires; that we successfully integrate the businesses we acquire; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Therefore you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
garyburge@huronconsultinggroup.com
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